WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Agreement") is dated as of June 30, 1998 and entered into by and between BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Company") and PARIBAS PRINCIPAL INCORPORATED, a New York corporation (together with its successors and assignors, the "Purchaser").



                              W I T N E S S E T H:


     WHEREAS, the Company has agreed to issue to the Purchaser and the Purchaser has agreed to purchase (i) on the date hereof, certain common stock purchase warrants, as hereinafter described (the "Initial Warrants") to purchase initially, subject to the terms of Section 9 hereof, 106,451 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") and (ii) certain additional common stock purchase warrants, as hereinafter described (the "Additional Warrants", and together with the Initial Warrants and any other common stock purchase warrants issued pursuant to the terms of the Securities Purchase Agreement (as defined below) or pursuant to the certificate of designation governing the Series A Preferred Stock, the "Warrants"), in each case, pursuant to that certain securities purchase agreement, dated as of even date herewith, by and between the Purchaser and the Company (the "Securities Purchase Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   SECTION 1.
                                  DEFINED TERMS

     (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Additional Shares" means any shares of Common Stock (including any shares of Common Stock issued upon the conversion of Series B Preferred Stock) issued after the date hereof except (i) Common Stock issued upon the exercise of any Warrant, (ii) securities issued upon the direct or indirect conversion, exchange or exercise of any securities issued by the Company on or prior to the Closing Date and set forth on Schedule I to this Agreement, (iii) up to 100,000 shares of Common Stock issued upon the exercise of non-qualified stock options issued to employees, directors and independent contractors of the Company and/or its Subsidiaries, (iv) up to 200,000 shares of Common Stock issued to physicians with whose practice the Company is affiliated pursuant to commitments existing on the Closing Date and described on Schedule II to this Agreement, (v) up to 291,461 shares of Common Stock issued upon the exercise of options issued after the Closing Date pursuant to the Company's 1996 Amended and Restated Stock Option Plan, as in effect on the date hereof, but only so long as the exercise price of such options (1) is fixed and (2) equals or exceeds the fair market value of a share of Common Stock (determined as of the date of issuance of such options), (vi) shares of Common Stock issued upon conversion of Series A Preferred Stock, (vii) shares of Common Stock issued upon conversion of preferred stock of the Company issued in connection with the Second Closing and
(viii) Equity Securities issued pursuant to Section 10 of this Agreement.

     "Additional Warrants" shall have the meaning provided in the recitals of this Agreement.

     "Adjustment Price" shall have the meaning provided in Section 9(b).

     "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person and shall include, for purposes of determining whether a Person is an Affiliate of the Company, any Person that directly or indirectly owns more than 5% of any class of the capital stock of such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall have the meaning provided in the preamble of this Agreement.

     "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

     "Base Purchase Price" shall mean $4.43.

     "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Cancellation Period" shall have the meaning provided in Section 9(o).

     "Certificate"   shall  mean  the  Amended  and  Restated   Certificate   of
Incorporation of the Company, as amended through the date hereof (including, without limitation, by the filing of any certificate of designation).

     "Change of Control" shall mean the occurrence of one or more of the following: (i) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Securities Exchange Act, as amended except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of shares of any outstanding class of capital stock of the Company and as a result, such Person, entity or "group" has 50% or more of the ordinary voting power in the election of the Board of Directors of the Company or (ii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

     "Closing Date" shall mean the initial date of issuance of Initial Warrants under this Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

     "Common Stock" shall have the meaning provided in the recitals of this Agreement.

     "Common Stock Per Share Market Value" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

     "Company" shall have the meaning provided in the preamble of this Agreement.

     "Continuing Directors" shall mean, with respect to the Company, the directors of the Company on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

     "Credit Agreement" shall mean the Credit Agreement, dated as of June 30, 1998, among the Corporation, the Lenders (as therein defined) and Paribas, as agent, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions, refundings or refinancings thereof.

     "Equity Securities" shall mean all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

     "Equivalent Nonvoting Security" means, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by
Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

     "Exercise Price" shall have the meaning provided in Section 5.

     "Expiration Date" shall have the meaning provided in Section 5.

     "Fully Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, (b) without duplication, all shares of Common Stock issuable upon the exercise, exchange or conversion of Equity Securities to purchase or exchangeable or convertible into Common Stock which are outstanding at the time of determination (it being agreed that for purposes of determining the number of shares of Common Stock issuable upon the exercise of any shares of Series B Preferred Stock, such number shall be (A) from the date hereof until such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the higher of (x) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the product of 1.25 and the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock and determined at the time of the original issuance of the shares of Series B Preferred Stock being converted) and (y) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the "Market Price" (as defined in clause (a) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis") or (B) after such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the number of shares issuable upon a conversion of such shares at the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis") and (c) all shares of Common Stock which the Company could otherwise be required to issue in accordance with agreements in place at the time of determination.

     "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

     "Holder" means the Purchaser (so long as it holds any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

     "Independent Financial Expert" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

     "Initial Warrants" shall have the meaning provided in the recitals of this Agreement.

     "Market Price" means, with respect to a share of Common Stock on any Business Day:

          (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average closing price quoted on NASDAQ as reported in the Wall Street Journal, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 trading days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive trading days prior to such day; or

          (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value;

provided, however, that if Market Price is being determined in connection with a Mandatory Conversion (as defined in the certificate of designation governing the terms of the Series B Preferred Stock) of Series B Preferred Stock into Common Stock and the Market Value of a share of Common Stock is lower on the date of such conversion than it was on the date of original issuance of the Series B Preferred Stock being converted, then Market Price shall be determined by reference to the Market Price at the time of the original issuance of such shares of Series B Preferred Stock; provided, further, however, for purposes of
Section 9(b), if Market Value is being determined in connection with an "Optional Conversion" (as defined in the Series B Certificate of Designation) of Series B Preferred Stock into Common Stock, Market Value shall be equal to the product of 1.25 and the "Market Price" (as defined in the Series B Certificate of Designation and determined as of the date of the original issuance of the Series B Preferred Stock being converted).

     "Market Value" means the highest price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled .

     "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

     "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, in each case as amended, supplemented or restated.

     "Permitted Transferee" shall mean any Affiliate of any Holder or any officer, director or employee of any Holder.

     "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

     "Purchaser" shall have the meaning provided in the preamble of this Agreement.

     "Put Effective Date" shall mean the earliest to occur of (x) a Change of Control, (y) the date on which the Company consolidates with or merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of substantially all of its assets to any Person or any Person consolidates with or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting equity securities of the Company are converted into or exchanged for cash, securities or other property other than any such transaction in which immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercised immediately or only after the passage of time), directly or indirectly of more than 50% of the total voting securities of the surviving or transferee corporation or its parent corporation and (z) the occurrence of the fifth anniversary of the Closing Date.

     "Put Notice" shall have the meaning provided in Section 11.1.

     "Put Option Purchase Price" shall mean, with respect to the exercise of any option to sell any Warrants or Warrant Shares pursuant to any Put Notice delivered under Section 11 hereof by any Holder of Warrants or Warrant Shares the fair market value of a share of Common Stock (determined by an independent financial appraiser chosen by the Requisite Holders and retained pursuant to an agreement acceptable to the Company and the Requisite Holders) as of the Put Repurchase Date, multiplied by the number of Warrants and Warrant Shares subject to the Put Notice, and in the case of Warrants subject to such Put Notice, multiplied by the Warrant Number in effect on the date of delivery of the Put Notice.

     "Put Repurchase Date" shall mean, with respect to the exercise of any put option pursuant to Section 11 of this Agreement, a date designated by the Company which is not more than ninety (90) days after the date of receipt by the Company of the Put Notice relating to the exercise of such put option.

     "Regulated Holder" shall have the meaning provided in Section 8.

     "Regulation Y" shall have the meaning provided in Section 8.

     "Reorganization" shall have the meaning provided in Section 9(g).

     "Requisite Holders" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

     "Second Closing Date" shall have the meaning provided in the Securities Purchase Agreement.

     "Securities Purchase Agreement" shall have the meaning provided in the recitals of this Agreement.

     "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock of the Company, par value $.01 per share.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Company, par value $.01 per share.

     "Series B Certificate of Designation" shall mean the certificate of designation creating and governing the Series B Preferred Stock.

     "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company.

     "Warrant Certificates" shall have the meaning provided in Section 2.

     "Warrant Documents" means this Agreement, the Warrant Certificates and the Securities Purchase Agreement.

     "Warrant Number" shall have the meaning provided in Section 9.

     "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b). As to any particular Warrant Shares, once issued such securities shall cease to be Warrant Shares when (A) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the 1933 Act.

     "Warrants" shall have the meaning provided in the recitals of this Agreement.


                                   SECTION 2.
                              WARRANT CERTIFICATES

     Concurrently with the execution and delivery of this Agreement and the Securities Purchase Agreement, and upon the issuance of any additional Warrants pursuant to the Securities Purchase Agreement or upon the transfer or exercise of all or a portion of the Warrants represented by an existing Warrant Certificate, the Company will issue and deliver certificates evidencing such Warrants (the "Warrant Certificates") which certificates shall be in the form of Exhibit A hereto. Warrant Certificates shall be dated the date of issuance by the Company. The Warrant Certificates may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or rule or regulation of any governmental authority, stock exchange or self-regulatory organization.


                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                    MUTILATED OR MISSING WARRANT CERTIFICATES

     Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President of the Company. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary of the Company.

     In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to the Company.


                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

     The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities, directly or indirectly, convertible into or exchangeable for Common Stock.

     The Company covenants that all Warrant Shares and other securities issuable upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     So long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed on each such exchange upon official notice of issuance upon such exercise.


                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

     Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time until 5:00 p.m., New York time, on June 30, 2008 (the "Expiration Date") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

     The price at which each Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exercise Price") shall initially be $.01 per share. The Common Stock shall have a par value of no greater than $.001 per share.

     A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the Warrant Certificate or Warrant
Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the excess of (x) the product of the number of Warrant Shares which may be purchased with one Warrant, multiplied by the Market Price per share of Common Stock minus (y) the Exercise Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price per share of Common Stock or (iv) any combination of the foregoing.

     Subject to the provisions of Section 6, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration, if any, as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Company, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

     Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2.

     All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office designated for the receipt of notices pursuant to Section 17(a).


                                   SECTION 6.
                                PAYMENT OF TAXES

     The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax and it is established to the reasonable satisfaction of the Company that any such tax has been paid.


                                   SECTION 7.
                              FRACTIONAL INTERESTS

     The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at its sole option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.


                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

     Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Holder which is subject to the provisions of Regulation Y promulgated by the Board of Governors of the Federal Reserve, or any successor regulation thereto ("Regulation Y"), or which is affiliated with any entity subject to the provisions of Regulation Y (if such Affiliate holds securities of the Company (any such Holder being referred to herein as a "Regulated Holder")) and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.


                                   SECTION 9.
                   ADJUSTMENT OF THE NUMBER OF WARRANT SHARES
            ISSUABLE, THE BASE PURCHASE PRICE AND THE EXERCISE PRICE

     The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in this Section 9.

     (a) Adjustment for Change in Capital Stock. If the Company:

          (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or declares a stock dividend payable in shares of Common Stock;

          (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

          (iii)issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Additional Issuance. (A) If the Company at any time shall issue any Additional Shares (including, without limitation, shares of Common Stock issued upon the conversion of shares of Series B Preferred Stock) at a price less than the higher of (x) the Market Price per share of Common Stock and (y) the Base Purchase Price in effect immediately prior to the issuance of such Additional Shares (the higher of (x) and (y) being hereinafter referred to as the "Adjustment Price") or any other Equity Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 9 and excluding Equity Securities which are (x) options or convertible securities described in clause
(iii) of the definition of Additional Shares or (y) shares of Series B Preferred Stock or (z) shares of Series A Preferred Stock), which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Adjustment Price, the Warrant Number after such issuance shall be determined by multiplying the Warrant Number in effect immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or issuable in connection with the conversion or exercise of such other Equity Securities (including the issue price of any such other Equity Securities) would purchase at the Adjustment Price and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance. Shares of Common Stock owned by or held for the account of the Company or any subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or other Equity Securities subject to this subsection (b), the consideration allocated to each such security shall be determined pursuant to the Valuation Procedure.

     (B) Notwithstanding anything to the contrary contained in (A) above, in the event the Company issues more than an aggregate (taking into account all such issuances after the Closing Date) of $3,000,000 (determined by reference to the Market Price on the date of issuance of such Additional Shares or the Market Price of the Additional Shares into which such Equity Securities are convertible rather than the amount of consideration received by the Company in respect of such issuance) of Additional Shares or Equity Securities, without consideration or for a consideration per share less than the Base Purchase Price in effect immediately prior to such issuance, the Warrant Number shall not be adjusted as provided in (A) above, but rather, the Warrant Number immediately prior to such issuance shall be adjusted upon the occurrence of each subsequent issuance below the Base Purchase Price in effect immediately prior to such issuance by multiplying the Warrant Number in effect immediately prior to such issuance by a fraction (x) the numerator of which is the number of shares of Common Stock issuable upon the conversion of a single share of Series A Preferred Stock immediately after such issuance (after giving effect to any "full ratchet" anti-dilution adjustments made pursuant to Section 4(c)(iv)(B) of the certificate of designation governing the Series A Preferred Stock, as in effect on the date hereof) and (y) the denominator of which is the number of shares of Common Stock issuable upon the conversion of a single share of Series A Preferred Stock immediately prior to such issuance and adjustment; provided, however, notwithstanding anything to the contrary contained in this clause (B), in the event the "Purchaser" (as defined in the Securities Purchase Agreement) shall have exercised the preemptive rights provided for in Section 8.11 of the Securities Purchase Agreement in connection with any such issuance below the then Base Purchase Price, the "full-ratchet" anti-dilution protection otherwise provided in this clause (B) shall not apply with respect to such issuance (i.e., the anti-dilution protection provided for in Section 9(b)(A) shall apply to such issuance and the Market Price of the securities issued in such issuance shall not count toward the $3,000,000 threshold described above).

     (C) With respect to any adjustment made pursuant to this Section 9(b) upon the issuance of any Equity Securities which are convertible or exchangeable for Additional Shares, (i) if such other Equity Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares issuable, upon the exercise or conversion thereof, the Warrant Number, as adjusted pursuant to this Section 9(b), shall, upon any such increase or decrease becoming effective, be recomputed in a manner consistent with this Section 9(b) to reflect such increase or decrease and (ii) upon the expiration of any such other Equity Securities or any rights or conversion or exchange under any such other Equity Securities, to the extent not previously exercised or converted, the Warrant Number, as adjusted by this Section 9(b) shall, upon such expiration, be recomputed in a manner consistent with this Section 9(b), taking into account the number of Additional Shares actually issued upon the conversion or exercise thereof and the amount of consideration actually received by the Company in connection with the original issuance of such Equity Securities and such conversion or exercise; provided, further, however, that no readjustment pursuant to the preceding proviso, shall have the effect of decreasing the Warrant Number (or decreasing the Exercise Price or the Base Purchase Price in connection with any corresponding adjustment made under Section 9(k)) by an amount in excess of the amount of the adjustment initially made in respect of the issuance of such other Equity Securities (calculated by adjusting the amount of such readjustment to account for all adjustments made to the Warrant Number (and Exercise Price and Base Purchase Price) after the date of the initial adjustment).

     (c) Adjustments for Certain Dividends; Distributions. If the Company at any time shall declare a dividend or fix a record date for the making of a distribution to any holder of its Common Stock or other class of common equity (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company capital stock for which the Warrant Number shall have been adjusted pursuant to subsection (a) of this Section 9 or dividends or distributions which have been paid to the Holder pursuant to Section 10) the Warrant Number after such record date shall be determined by multiplying the Warrant Number immediately prior to such record date by a fraction, of which the denominator shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in accordance with the Valuation Procedure) of the portion of the assets or evidences of indebtedness to be distributed to a holder of one share of Common Stock, and the numerator shall be such Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date (taking into account intervening adjustments).

     (d) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (b) and (c) of this Section 9, the following shall apply:

          (i) in the case of an issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in accordance with the Valuation Procedure; and

          (iii)in the case of the issuance of other Equity Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection);

provided, however, any Additional Share issued in connection with any legal and/or equitable claim that has been asserted, or could have been asserted, by plaintiffs Robert P. Lehmann, M.D., Alan Baum, M.D., David A. Dewahl, Jr., John Finlay, Janet G. Keats and Harry Near (collectively, "Plaintiffs") against the Company (the "Claims") in the civil action pending before the United States District Court for the Southern District of Texas, Houston Division, docketed at Civil Action No. H-97-3317, or any other current or future legal or equitable action which any Plaintiff has brought or might bring against the Company regarding, relating to, or constituting any Claim, shall be deemed to have been issued for a per share consideration equal to the quotient of (A) $700,000 less any cash or other property (valued in accordance with (i) and (ii) above) which is paid in connection with the settlement or other resolution of any Claim divided by (B) the total number of Additional Shares issued in connection with all such Claims.

     (e) When De Minimis Adjustment Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number in effect immediately prior to the event giving rise to a potential adjustment. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest 1/10th of a share.

     (f) Notice of Adjustment. In each case of any adjustment or readjustment in the Warrant Number pursuant to Section 9, the Company at its expense will promptly deliver a certificate of its Chief Financial Officer showing in detail the computation of such adjustment or readjustment in accordance with the terms of Section 9 and the facts upon which such adjustment or readjustment is based. The Company shall also cause, upon request of the Requisite Holders, at its own expense, independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith (and in any event not later than 10 Business Days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each Holder of Warrants, and will, upon the written request at any time of any such Holder, promptly furnish to such Holder a like report setting forth (i) such adjustments and readjustments, (ii) the Warrant Number then in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which, as of the date of such report, would be received upon the exercise of a Warrant. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder or any prospective purchaser of Warrants designated by any Holder of Warrants.

     (g) Reorganizations. In case of any capital reorganization, other than in the cases referred to in subsections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety other than in the cases referred to in Subsections 9(a), (b) or (c) hereof (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder, of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such
Reorganization.  In  case  of any  Reorganization,  appropriate  adjustment,  as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless (i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in form and substance satisfactory to the Requisite Holders, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

     (h) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

     (i) Adjustments in Other Securities. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding Equity Securities, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a), (b) or (c) with respect to such event or for such other reason.

     (j) Other Dilutive Events. If any corporate action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

     (k) Exercise Price and Base Purchase Price Adjustment. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant and the Base Purchase Price shall each be adjusted by multiplying such Exercise Price immediately prior to such adjustment and the Base Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Number immediately prior to such adjustment, and of which the denominator shall be the Warrant Number immediately thereafter.

     (l) Dissolution, Liquidation or Winding Up. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may
be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

     (m) Miscellaneous. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

     (n) Regulated Holders. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel), the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then the Company will use its best efforts (including using its best efforts to cause its Organizational Documents to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein) or any security received by such Regulated Holder in connection with such dividend or distribution which would not cause the Holder to violate any provision of Applicable Law, and such Regulated Holder shall be entitled to receive upon such exercise or exchange or dividend or distribution, in lieu of such number (as it shall specify) of shares or other units of Warrant Shares (or any such security included therein) or other securities otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security; provided, however, that if the creation of such Equivalent Nonvoting Security is determined by such Regulated Holder not to remedy such violation of Applicable Law, the Company will take such other actions that are reasonably requested by such Regulated Holder to remedy such violation, including, without limitation, using its best efforts to sell such Warrant Shares or other securities or property and remitting the proceeds of such sale to such Regulated Holder.

     (o) Additional Reduction of the Warrant Number Under Certain Circumstances. In order to reduce the number of shares of Common Stock issuable upon exercise of the Warrants by 25%, the Company shall have the option, which option shall be exerciseable only during the twelve month period following the Second Closing Date and shall be exercised by delivery of a written notice thereof to each Holder within 30 days following the completion of the Cancellation Period, to multiply the then-existing Warrant Number by 0.75 so long as: (w) the Second Closing Date shall have occurred without any wavier by the Purchaser of any conditions to the Second Closing, (x) the weighted average (on a volume basis) of the closing price per share of Common Stock quoted on NASDAQ (as reported in the Wall Street Journal) (or, if on any day such security is not quoted on the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization) over a period of not less than thirty (30) consecutive trading days (the "Cancellation Period"), shall have equaled or exceeded $15.00 per share, (y) the average daily trading volume for the Common Stock during the Cancellation Period above shall have been greater than 100,000 shares and (z) all shares of Common Stock and preferred stock of the Company issued pursuant to the terms of the Securities Purchase Agreement (or which would be received upon the exercise or conversion of any Securities (as defined in the Securities Purchase Agreement)) shall have been and continue to be covered by an effective registration statement under the 1933 Act and freely tradeable for a minimum period of 30 days prior to the start of the Cancellation Period and shall continue to be freely tradable during the entire Cancellation Period.


                                   SECTION 10.
               PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

     If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) on its capital stock (other than with respect to any series of preferred stock of the Company), then the Company shall simultaneously pay to each Holder of Warrants, other than to any Holder of Warrants delivering a written notice to the Company within 10 Business Days of the notice delivered to such Holder in connection with such dividend or distribution pursuant to Section 14 hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of shares of Common Stock entitled to such dividend or distribution are to be determined; provided however, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the value (determined in accordance with the Valuation Procedure) of the asset distribution which would otherwise be received by such Holder.


                                   SECTION 11.
                               HOLDERS' PUT RIGHTS

     11.1. Granting of Put, Put Option Purchase Price. Subject to the limitations set forth in Section 11.5 hereof, at any time or from time to time after the Put Effective Date but on or before the later of (x) the Expiration Date and (y) the date 10 business days after the date on which there are no limitations on the Company's obligation to purchase shares of Common Stock pursuant to this Section 11.1 of the type described in Section 11.5, any Holder of Warrants and/or Warrant Shares, upon written notice to the Company (a "Put Notice"), shall be entitled to sell, and the Company shall be obligated to purchase from such Holder, all or any portion of the Warrants and/or Warrant Shares held by such Holder at the Put Option Purchase Price.

     11.2. Put Notice. Each Put Notice delivered pursuant to Section 11.1 shall specify:

     (a) the name of the Holder of Warrants and/or Warrant Shares delivering such Put Notice:

     (b) that such Holder is exercising its option, pursuant to this Section 11, to sell the Warrants and/or Warrant Shares held by such Holder; and

     (c) the number of, and a description of, the Warrants and/or Warrant Shares being tendered, including a statement, to the extent relevant, of:

          (i) the number of Warrant Shares sought to be sold by such Holder that were issued upon the exercise of any Warrant; and

          (ii) the total number of Warrants and/or Warrant Shares sought to be sold by such Holder that have not been exercised or canceled.

     11.3.  Company Notices.

     (a) The Company, within thirty (30) days of receipt of such Put Notice, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice (i) specifying the Put Repurchase Date and
(ii) stating the type and number of the Warrants and/or Warrant Shares held by each such other Holder.

     (b) The Company, not less than ten (10) days prior to the Put Repurchase Date, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice containing a detailed calculation of the Put Option Purchase Price with respect to the Warrants and/or Warrant Shares which are to be so repurchased from such Holder.

     11.4. Obligation to Purchase Warrant Shares. The Company shall be obligated, subject to Section 11.5 hereof, to purchase all of such Holder's or Holders' Warrants and/or Warrant Shares which are the subject of such Put Notice, and shall pay the Put Option Purchase Price with respect to the exercise of the put option which is the subject of each such Put Notice payable to such Holder or Holders in cash, on the Put Repurchase Date with respect to such Put Notice, against delivery by such Holder or Holders of any and all certificates or other instruments evidencing the Warrants and/or Warrant Shares which are the subject of such Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

     11.5. Limitations on Right of Repurchase. Notwithstanding anything contained in this Section 11 to the contrary, the Company shall not be obligated to purchase Warrants and/or Warrant Shares which are the subject of a Put Notice or be obligated to pay the Put Option Purchase Price in respect of a Put Notice, if:

          (a) at any time prior to the seventh anniversary of the Closing Date, payment of the Put Option Purchase Price at such time would result in a breach of, or default or event of default in respect of, the Credit Agreement; or

          (b) at any time, payment of the Put Option Purchase Price is, at such time, prohibited by Applicable Law;

provided, however, with respect to (a) and (b) above, if such breach, event of default, default or violation would not result from the purchase of any number of Warrant Shares which is less than the total number of shares the Company is obligated to purchase on the Put Repurchase Date, the Company shall purchase on the Put Repurchase Date the maximum number of shares it may so purchase, allocated among the Holders which have elected to have their Warrants and/or Warrant Shares so repurchased ratably according to the number of Warrant Shares so tendered; provided further, however, with respect to (a) and (b) above, the Company shall use its best efforts to cure such default or violation in a timely matter and remove any associated restrictions or limitations which are applicable to the rights of the Holders contained in this Section 11.


                                   SECTION 12.
                                  VOTING RIGHTS

     Each Holder of Warrants shall, whether or not such Holder shall have exercised or exchanged any Warrants, (i) be entitled to vote (as a single class with the holders of the Common Stock and any other holders of equity securities entitled to vote as a single class with the holders of the Common Stock) on each matter on which the holders of Common Stock shall be entitled to vote and (ii) have, with respect to each Warrant held by such Holder on the applicable record date for determining such voting rights, that number of votes which is equal to the Warrant Number in effect on such date.


                                   SECTION 13.
                         REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Holders that the representations and warranties contained in the Securities Purchase Agreement are incorporated herein by reference as representations and warranties to the Holders as though specifically set forth in therein).


                                   SECTION 14.
                                    COVENANTS

     (a) Notices of Certain Actions. In the event that the Company:

          (i) shall have authorized the issuance of capital stock of the Company or any Equity Securities or proposes to issue any capital stock of the Company or any Equity Securities or proposes to commit itself to issue capital stock of the Company or any Equity Securities, since the last notice delivered pursuant to this Section 14(a)(i) or the date hereof, whichever is later; or

          (ii) shall authorize a dividend or other distribution of evidences of its indebtedness, capital stock or Equity Securities, cash or other property or assets to holders of any type of capital stock or Equity Securities of the Company; or

          (iii)proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

          (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

          (v) proposes to register securities with the Commission; or

          (vi) fails to comply with the provisions of this Agreement; or

          (vii)proposes to take any other action which would require an adjustment pursuant to Section 9;

then the Company shall provide a written notice to each Holder stating (i) the terms and conditions of any such issuance (including price, the terms of the offered securities and the proposed timing thereof), (ii) the date as of which the holders of record of capital stock to be entitled to receive any such rights, warrants or distribution are to be determined, (iii) the material terms of any such consolidation or merger and the expected effective date thereof,
(iv) the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up,
(v) the material terms of any such public offering (including a copy of any prospectus, registration statement or offering statement) and the expected effective date thereof, (vi) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders or (vii) a notice as is required by Section 9(g). Such notice shall be given not later than 10 Business Days prior to the effective date (or the applicable record date, if earlier) of such event (and the Company shall promptly provide amendments, and/or supplements to any such notice to the extent necessary to keep all of the information contained in any such notice (and each amendment or supplement thereto) true and correct in all respects).

     (b) Certain Restrictions. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

     (c) Specific Performance. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.


                                   SECTION 15.
                             AMENDMENTS AND WAIVERS

     (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided, however, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

          (i) make any change to the definition of "Requisite Holders";

          (ii) make any change to the transfer provisions of Section 16 that adversely affects the ability of a Holder to make any transfer described therein;

          (iii)make any change in the foregoing amendment and waiver provisions; or

          (iv) make any change to Section 11 hereof and the definitions relating thereto (insofar as such definitions relate to Section 11).

     After an amendment, modification, termination or waiver under this Section 15 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

     In connection with any amendment, modification, termination or waiver under this Section 15, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

     (b) Solicitation of Holders. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof (but only to the extent the Company has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 15 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

     (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


                                   SECTION 16.
                                    TRANSFERS

     (a) Each Holder, subject to the provisions of subsection 16(c) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

     (b) In addition to the rights of transfer under Section 16(a), each Holder, subject to the provisions of subsection 16(c) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; provided that:

          (i) such transfer is made pursuant to a registration statement under the 1933 Act (it being acknowledged that the Company shall not be obligated to assist in any manner in any such registration) or pursuant to an exemption from the registration requirements of the 1933 Act;

          (ii) if such transfer is being made pursuant to an exemption from such registration requirements and if requested by the Company, counsel for such Holder (which counsel may be internal counsel) furnishes to the Company an opinion to the effect that such transfer is being made pursuant such an exemption;

          (iii)the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

          (iv) such transferee represents to the Company in writing that it is acquiring such Warrant or Warrant Share solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933
     Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrant or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

     (c) The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a Common Stock register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.


                                   SECTION 17.
                                  MISCELLANEOUS

     (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

          (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

          (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

     Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

     (b) Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (c) Severability. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (f) Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns and Permitted Transferees of the Purchaser (including each Holder and its successors and assigns and Permitted Transferees).

     (g) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     (h) Survival of Representation and Warranties, Entire Agreement. All representations and warranties contained herein or made in writing or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Shares and the transfer by the Purchaser of any Warrant Shares or any portion thereof on interest therein, and may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of any Purchaser. This Agreement, the Warrant Certificates and the Securities Purchase Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.



                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



     Notice Address:                                BMJ MEDICAL MANAGEMENT, INC.

     BMJ Medical Management, Inc.
     4800 N. Federal Highway
     Suite 101-E                                    By__________________________
     Boca Raton, Florida  33432                       Name:
     Attention:  David H. Fater,                      Title:
     Executive Vice President and
     Chief Financial Officer
     Telephone:  (561) 391-1311
     Telecopier:  (561) 391-1389

     With a copy to:

     Jones, Day, Reavis & Pogue
     901 Lakeside Avenue
     Cleveland, Ohio  44114
     Attention:  Chares W. Hardin, Jr.
     Telephone:  (216) 586-7276
     Telecopier:  (216) 579-0212


     Notice Address:                             PARIBAS PRINCIPAL INCORPORATED

    Paribas Principal Incorporated
    The Equitable Tower                          By__________________________
    787 Seventh Avenue                             Name:
    New York, New York  10019                      Title:
    Tel:  (212) 841-2047
    Fax:  (212) 841-2502
    Attention:  Eric Toizer

    with a copy to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, New York 10036
    Tel: (212) 819-8200
    Fax: (212) 254-8113
    Attention: John M. Reiss, Esq.

                                                                      Schedule I
                           Existing Equity Securities

                                                                     Schedule II


                   Existing Commitments to Issue Common Stock